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                                                                   EXHIBIT 10.58

                              ELECTRONIC ARTS INC.

                               INDEMNITY AGREEMENT

      This Indemnity Agreement is entered into between Electronic Arts Inc. a corporation incorporated under the laws of Delaware (the "Company") and the member of the Board of Directors of the Company named below ("Director").

                                    RECITALS

      A. The Company has provided in its Articles of Incorporation that a director's liability as a director of the Company will be limited to the extent permitted by the Delaware Corporations Code.

      B. The Company has provided in its Bylaws that the Company will indemnify directors to the maximum extent permitted by the Delaware Corporations Code and will advance expenses of litigation to its directors subject to an undertaking to repay such expenses if it is determined that they may not be reimbursed by the Company.

      C. In order to induce Director to serve as a member of the Board of Directors of the Company, the Company desires to provide Director with the following additional contractual assurances.

      NOW, THEREFORE, the Company and Director agree as follows:

      1. Reimbursement of Expenses. The Company will reimburse Director for all reasonable and necessary expenses incurred by Director in connection with Director's service as a member of the Board of Directors of the Company.

      2. Advancement of Expenses. In the event that Director at any time is, or is threatened to be, sued or made a party to any judicial, administrative or investigative proceeding as a result of Director's service as a member of the Board of Directors of the Company (or Director's providing services at the request of the Company as a director, officer, employee or agent of another corporation or other entity), the Company will, upon the request of Director (and within ten (10) days of the presentment of invoices therefor), advance the costs and expenses, including attorneys' fees, incurred by Director in defending such suit or other proceeding, or investigating any such threat, subject to an undertaking by Director, if required by law, to repay the Company if it is determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Bylaws, or this Agreement to be indemnified by the Company for such expenses. The burden of proving that Director is not so entitled shall be on the Company.

      3. Indemnification. The Company agrees to indemnify Director, to the maximum extent permitted by law, against any and all liabilities, costs, expenses, amounts paid in settlement and damages incurred by Director as a result of any lawsuit, judicial, administrative or investigative proceeding (criminal or civil, including an action by or in the right of the Company) in which Director at any time is sued or made a party, or is threatened to be made a party, as a result of Director's service as a member of the Board of Directors of the Company (or Director's providing services at the request of the Company as a director, officer, agent or employee of another corporation or other entity). The termination of any lawsuit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself,


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create a presumption that (i) Director did not act in good faith, (ii) Director did not act in a manner which Director reasonably believed to be or not opposed to the best interests of the Company or (iii) with respect to any criminal action or proceeding, Director had no reasonable cause to believe that Director's conduct was unlawful. It is the parties' intention that if the Company contests Director's right to indemnification, the question of Director's right to indemnification shall be for the court or arbitration panel to decide, and neither the failure of the Company (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination that indemnification of a director is proper in the circumstances because Director has met the applicable standard of conduct required by applicable law, nor any actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel or its shareholders) that Director has not met such applicable standard of conduct, shall create a presumption that Director has or has not met the applicable standard of conduct.

      4. Directors' and Officers' Insurance. The Company will, to the extent that it is determined to be economically reasonable by the Company's Board of Directors, maintain a policy of directors' and officers' liability insurance, on such terms and conditions as may be approved by the Board of Directors.

      5. Contribution. If the indemnification provided in Section 3 is unavailable and may not be paid to Director for any reason other than statutory limitations, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Director (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Company on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

      6. Miscellaneous. Each of the provisions of this agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be judicially determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision. In the event any provision hereof is determined to be unenforceable, the provision's effect shall be deemed to be limited so as to be equal to the maximum effect which would be enforceable. This Agreement shall be interpreted and enforced in accordance with the laws within the state of California and shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Director, his heirs, personal representatives and assigns. No cancellation, amendment or modification of this Agreement shall be effective unless in writing signed by both parties.

      7. Attorneys' Fees. In the event that any action is instituted or claim is submitted to arbitration by Director under this Agreement to enforce or interpret any of the terms hereof, Director shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Director with respect to such action or arbitration, unless as a part of such action, a court of competent jurisdiction or the arbitrator(s) determines that each of the material


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assertions made by Director as a basis for such claim was not made in good faith or was frivolous. In the event of any action instituted or a claim submitted to arbitration by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Director shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Director in defense of such action or claim (including with respect to Director's counterclaims and cross-claims made in such action or arbitration), unless as a part of such action the court or the arbitrator(s) determines that each of Director's material defenses to such action or claim was made in bad faith or was frivolous.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the ______ day of ________________, 20__.


ELECTRONIC ARTS INC.                DIRECTOR


By: ______________________          ______________________________





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